Exhibit 99.2

COMMON STOCK PURCHASE WARRANT

ULURU INC.

Warrant No.	2016 - [___]	Issue Date:	March 30, 2016

Warrant Shares:	[___]	Expiration Date:	March 30, 2021

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

1.           Grant. For value received, ULURU Inc., a Nevada corporation (the “Corporation”), hereby grants to [_________________], a [_____________________]s (the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase up to a maximum of [__________] (the “Warrant Shares”) of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as set forth herein. This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to the Stock Purchase Agreement dated March 29, 2016 among the Corporation, the Holder and another party (the “Purchase Agreement”).

2.           Exercise Period. This Warrant may be exercised at any time, and from time to time, in whole or in part, beginning on the date hereof and continuing until the five-year anniversary of the date hereof (the “Expiration Date”).

3.           Exercise Price. The exercise price (“Exercise Price”) of this Warrant is $0.0871 per Warrant Share, subject to adjustment from time to time as set forth herein

4.           Adjustments.

(a)          Adjustment for Change in Common Stock.

(i) If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event (and owned no shares of Common Stock other than Warrant Shares). The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.

(ii) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii) The adjustment shall be made successively whenever any Adjustment Event occurs.

(b)          Adjustment for Reorganization. If the Corporation consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), there shall thereafter be deliverable, upon exercise of this Warrant and payment of a proportionately adjusted Exercise Price (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

(c)           Adjustment Upon Issuance of Common Stock. If and whenever during the period starting on the date first set forth above and continuing for one-year (the “Applicable Period”), the Company issues, sells or delivers, or is deemed to have issued, sold or delivered, any Common Stock in a transaction other than an Excluded Transaction for consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issuance, sale or delivery or deemed issuance, (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the lowest consideration per share for shares issued in such transaction. An Excluded Transaction shall mean (i) any issuance or deemed issuance of Common Stock or options to purchase Common Stock pursuant to the Company’s stock incentive plan, (ii) any issuance or deemed issuance of Common Stock as consideration for the acquisition of all or a portion of the assets of a company, whether such acquisition is structured as a merger, equity purchase, asset purchase, cancellation of a license or agreement or other structure, (iii) any issuance upon the exercise or conversion of options, warrants or convertible notes or other agreements outstanding as of the issue date hereof, and (iv) any shares issued to bona fide consultants for their services.

5.           Covenants of the Corporation.

(a)          Availability of Shares. The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b)          Listing; Stock Issuance. The Corporation shall secure and maintain the listing of the Warrant Shares upon each U.S. securities exchange or over-the-counter market upon which securities of the same class or series issued by the Corporation are listed, if any. Upon exercise of this Warrant, the Corporation will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate promptly following such exercise.

6.           No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

7.           Exercise Procedure.

(a) To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price for the number of Warrant Shares with respect to which the Warrant is being exercised. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in cash, (ii) by bank cashier's or certified check, or (iii) by wire transfer to an account designated by the Corporation or, if available, pursuant to the cashless exercise procedure specified in Section 7(c) below. Upon proper exercise, the Corporation will issue and deliver to Holder, within 5 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder. The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder properly exercises this Warrant.

(b) In the event this Warrant is partially exercised, the Corporation shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

(c) If at the time of exercise hereof there is no effective registration statement registering the resale of the Warrant Shares (or the prospectus contained therein is not available for use), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares determined as follows:

(Y) = (A-B)(X)

(A)

where:

(Y) = the number of Warrant Shares to be received upon such exercise;

(A) = the average VWAP for the five Trading Days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise (with it being agreed that the number of Warrant Shares issuable under this Warrant shall be reduced by (X) Warrant Shares upon such exercise).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a U.S. stock exchange, quotation service or similar market, including the OTC Markets (a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), and (b) in all other cases, the fair market value of a share of Common Stock as agreed to by the Company and if no such agreement can be reached, an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

8.           Securities Laws. Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “ACT”), or under the securities laws of any state. The shares may not be offered, sold, assigned, transferred, pledged or hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the CORPORATION that such registration or qualification is not required.

9.           Transfer. The Corporation will register this Warrant on its books and keep such books at its offices. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted by (i) any effective registration statement under the Act and by the securities laws of any state in question, or (ii) with an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities laws of any state is not required.

10.          Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon the provision by the Holder of an indemnity bond and indemnification agreement in form and substance reasonably satisfactory to the Corporation and its transfer agent Holder (if required by the Corporation).

11.          Governing Law. The internal laws of the State of Nevada (other than its conflicts of law rules) govern this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

ULURU Inc.

By:
Name:
Title:

Exhibit A

IRREVOCABLE SUBSCRIPTION

The registered Holder of the Common Stock Purchase Warrant to which this Irrevocable Subscription is an Exhibit (the “Warrant”) hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of Common Stock, (the “Warrant Shares”), of ULURU Inc. and either

☐          tenders herewith payment of the aggregate Exercise Price in respect of the Warrant Shares in full, in the amount of $_________; or

☐          elects pursuant to Section 7(c) of such Warrant to convert such Warrant into Common Stock on a cashless exercise basis with $______ being used as (A), $_________ being used as (B), _______ being used as (X) and (Y) being calculated to equal ___________.

The undersigned requests that the shares be issued in the name of:

*
(Name)

(Address)

(Taxpayer Number)

and delivered to:

(Name)

(Address Line 1)

(Address Line 2)

* If this is a person other than the Holder, the exercise shall be accompanied by a legal opinion stating such transfer is registered or opining as to the exemption for such transfer.

Date:_______________

Signed:
(Name of Holder, Please Print)

(Signature)